Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial statements give effect to the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated September 11, 2015, by and among Applied DNA Sciences, Inc. (the “Company” or “APDN”), Vandalia Research, Inc., a West Virginia corporation (now known as VR Holdings, Inc., “Vandalia”), and Derek A. Gregg, Vandalia’s Chief Executive Officer and a director of Vandalia, providing for the purchase by the Company of substantially all the assets of Vandalia (the “Asset Acquisition”) under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (ASC) Topic 805, Business Combinations (“ASC 805”), with the Company treated as the legal and accounting acquirer. The historical consolidated financial information has been adjusted in the unaudited pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Asset Acquisition, (2) factually supportable, and (3) with respect to the statements of operations, have a continuing impact on the combined results of the Company and Vandalia. The unaudited pro forma condensed combined balance sheet is based on the individual historical balance sheets of the Company and Vandalia as of June 30, 2015, and has been prepared to reflect the Asset Acquisition as if it occurred on June 30, 2015. The unaudited pro forma condensed combined statements of operations for the fiscal year ended September 30, 2014 and the nine months ended June 30, 2015 are based on the historical results of operations of the Company and Vandalia, giving effect to the Asset Acquisition as if it occurred on October 1, 2013. The fiscal year ended September 30, 2014 referenced in such unaudited pro forma statement of operations is the fiscal year of the Company. Because the fiscal year of Vandalia ends on December 31 of each year, such unaudited pro forma statement of operations makes reference to the fiscal year of Vandalia ended December 31, 2014.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of: (i) results of operations and financial position that would have been achieved had the Asset Acquisition taken place on the dates indicated or (ii) the future results of operations or financial position of the Company following the Asset Acquisition. All pro forma adjustments and their underlying assumptions are described more fully in the notes to the unaudited pro forma condensed combined financial information. Actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

1

CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended September 30, 2014

	Historical
	APDN	Vandalia	Total Historical	Pro Forma Adjustments For The Transaction (Note 3)	Footnote Reference (Note 3)	Pro Forma Combined
	Year Ended September 30, 2014	Year Ended December 31, 2014

Revenues	$2,721,224	$950,603	3,671,827	$(548,506)	A, D	$3,123,321
Cost of goods sold	-	361,659	361,659	(142,461)	A	219,198
Gross profit	2,721,224	588,944	3,310,168	(406,045)		2,904,123

Selling, general and administrative expenses	13,249,753	416,244	13,665,997	(146,596)	A, E	13,519,401
Research and development	1,300,750	-	1,300,750	(275,653)	D	1,025,097
Depreciation and amortization	442,262	14,546	456,808	89,624	A, B	546,432
Total operating expenses	14,992,765	430,790	15,423,555	(332,625)		15,090,930
(Loss) income from operations	(12,271,541)	158,154	(12,113,387)	(73,420)		(12,186,807)
Other income (expense):
Interest expense, net	(11,029)	(16,863)	(27,892)	16,863	A	(11,029)
Other income	123,914	-	123,914	-		123,914
Loss on conversion of promissory notes	(908,005)	-	(908,005)	-		(908,005)
Loss before provision for income taxes	(13,066,661)	141,291	(12,925,370)	(56,557)		(12,981,927)
Income taxes (benefit)	-	-	-	-		-
Net (loss) income	$(13,066,661)	$141,291	$(12,925,370)	$(56,557)		$(12,981,927)
Income attributable to noncontrolling interest	$-	$2,133	$2,133	$(2,133)	A	$-
Income attributable to Vandalia Research, Inc.	$-	$139,158	$139,158	$(139,158)	A	$-

Net loss per share - basic and diluted	$(0.97)	$-	$-	$-		$(0.96)

Weighted-average shares outstanding -basic and diluted	13,515,518	-	-	-		13,515,518

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended June 30, 2015

	Historical
	APDN	Vandalia	Total Historical	Pro Forma Adjustments For The Transaction (Note 3)	Footnote Reference (Note 3)	Pro Forma Combined

Revenues	$5,028,234	$407,010	$5,435,244	$(203,083)	A	$5,232,161
Cost of goods sold	-	353,762	353,762	(105,267)	A	248,495
Gross profit	5,028,234	53,248	5,081,482	(97,816)		4,983,666

Selling, general and administrative expenses	11,078,405	288,907	11,367,312	(113,454)	A, F	11,253,858
Research and development	961,745	-	961,745	-		961,745
Depreciation and amortization	354,144	9,781	363,925	68,347	A, C	432,272
Total operating expenses	12,394,294	298,688	12,692,982	(45,107)		12,647,875
Loss from operations	(7,366,060)	(245,440)	(7,611,500)	(52,709)		(7,644,209)
Other income (expense)
Interest income (expense), net	(26,807)	(14,426)	(41,233)	14,426	A	(26,807)
Other income (expense)	(16,853)	(131)	(16,984)	131	A	(16,853)
Loss on conversion of promissory notes	(980,842)	-	(980,842)	-		(980,842)
Other income, net	(2,994,540)	-	(2,994,540)	-		(2,994,540)
Loss before provision for income taxes	(11,385,102)	(259,997)	(11,645,099)	(38,152)		(11,683,251)
Income taxes (benefit)	-	(558,256)	(558,256)	558,256	G	-
Net (loss) income	$(11,385,102)	$298,259	$(11,086,843)	(596,408)		(11,683,251)
Income (loss) attributable to noncontrolling interest	-	1,259	1,259	(1,259)	A	-
Income (loss) attributable to Vandalia Research, Inc.	$-	$297,000	$297,000	$(297,000)	A	$-

Net loss per share - basic and diluted	$(0.63)	$-	$-	$-		$(0.65)

Weighted-average shares outstanding -basic and diluted	18,075,506	-	-	-		18,075,506

See accompanying notes to unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2015

	Historical
	APDN	Vandalia	Total Historical	Pro Forma Adjustments For the Transaction (Note 4)	Footnote Reference (Note 4)	Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$10,730,144	$25,934	$10,756,078	$(1,525,934)	A, B	$9,230,144
Accounts receivable, net	2,077,756	184,518	2,262,274	(184 518 )	B	2,077,756
Inventories	-	103,199	103,199	(73,199)	B	30,000
Deferred tax asset	-	558,256	558,256	(558,256)	A, B	-
Prepaid expenses and other current assets	209,831	2,727	212,558	(2,727)	A, B	209,831
Total current assets	13,017,731	874,634	13,892,365	(2,344,634)		11,547,731
Property, plant and equipment, net	526,816	38,663	565,479	(2,049)	A	563,430
Other assets:
Deposits	52,988	10,000	62,988	-		62,988
Goodwill	-	-	-	285,386	A	285,386
Intangible assets, net	525,902	-	525,902	1,138,000	A	1,663,902
Total assets	$14,123,437	$923,297	$15,046,734	$(923,297)		$14,123,437

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current liabilities:
Accounts payable and accrued liabilities	$1,418,615	$291,596	$1,710,211	$(77,463)	B, C	$1,632,748
Deferred revenue	204,863	-	204,863 1	-		204,863
Lines of credit	-	157,908	157,908	(157,908)	B	-
Current portion of related party term loan	-	2,859	2,859	(2,859)	B	-
Total current liabilities	1,623,478	452,363	2,075,841	((238,230)		1,837,611

Related party term loan, net of current portion	-	23,913	23,913	(23,913)	B	-
Total liabilities	1,623,478	476,276	2,099,754	(262,143)		1,837,611

Shareholders’ equity:
Preferred stock	-	1,1,25	1,125	(1,125)	B	-
Series A Preferred stock	-	-	-	-		-
Series B Preferred stock	-	-	-	-		-
Common stock	21,483	2,541	24,024	(2,541)	B	21,483
Additional paid in capital	223,623,850	2,577,522	226,201,372	(2,577,522)	B	223,623,850
Accumulated deficit	(211,145,374)	(2,261,572)	(213,406,946)	2,047,439	B, C	(211,359,507)
Noncontrolling interest	-	127,405	127,405	(127,405)	B	-
Total shareholders’ equity (deficit) attritbutable to Applied DNA Sciences, Inc.	12,499,959	447,021	12,946,980	(661,154)		12,285,826
Total liabilities and shareholders’ equity	$14,123,437	$923,297	$15,046,734	$(923,297)		$14,123,437

See accompanying notes to unaudited pro forma condensed combined financial information

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1- Basis of presentation

The unaudited pro forma combined financial information herein is based upon the historical consolidated financial statements of APDN and Vandalia and has been prepared to illustrate the effects of the reported transactions in accordance with accounting principles generally accepted in the United States and pursuant to Article 11 of Regulation S-X.

The Asset Acquisition was accounted as a business combination using the acquisition method of accounting under the provisions of ASC 805, Business Combinations ("ASC 805"). Under ASC 805, all assets acquired are recorded at their acquisition date fair value. The allocation of the purchase price as reflected in the unaudited pro forma condensed combined financial data is based upon a third party valuation firm's valuation of the fair market value of assets acquired, as if the Asset Acquisition had occurred on June 30, 2015, with respect to the unaudited pro forma condensed combined balance sheet. With respect to the unaudited pro forma condensed combined statement of operations, the allocation of purchase price is reflected for the fiscal year ended September 30, 2014 and the nine months ended June 30, 2015, giving effect to the Asset Acquisition as if it occurred on October 1, 2013. The fiscal year ended September 30, 2014 referenced in such unaudited pro forma statement of operations is the fiscal year of the Company. Because the fiscal year of Vandalia ends on December 31 of each year, such unaudited pro forma statement of operations makes reference to the fiscal year of Vandalia ended December 31, 2014.

Note 2- Allocation of consideration transferred to the assets acquired

For the purposes of this pro forma financial information, fair values have been determined by a third party valuation firm for all assets acquired. The excess of the acquisition consideration over the fair value of the assets acquired is allocated to goodwill. The adjustments to reflect the acquisition method of accounting are based upon available information and certain assumptions which management believes are reasonable under the circumstances.

The following table summarizes the purchase price allocation as if the Asset Acquisition had occurred as of June 30, 2015:

Purchase price	$1,500,000

Allocation of purchase price to the fair market values of assets acquired:
Goodwill	$285,386
Identifiable intangible assets	1,138,000
Security deposit	10,000
Fixed assets	36,614
Inventory	30,000
Total	$1,500,000

The goodwill and identifiable intangible assets related to the Acquisition are tax deductible.

Note 3- Pro Forma adjustments for the combined statement of operations

(A)	Adjustment to remove items not purchased as part of the Asset Purchase Agreement.

(B)	Adjustment to record 12 months of identifiable intangible assets amortization of $91,966 and depreciation on fixed assets acquired of $12,204.

(C)	Adjustment to record 9 months of identifiable intangible assets amortization of $68,975 and depreciation on fixed assets acquired of $9,153.

(D)	Adjustment to eliminate sales of $275,653 between Vandalia and APDN during the fiscal year ended September 30, 2014.

(E)	Adjustment to record 12 months of consulting expense per Derek Gregg's consulting agreement of $60,000 and remove his payroll expense of $101,175 for the same period.

(F)	Adjustment to record 9 months of consulting expense per Derek Gregg's consulting agreement of $45,000 and remove his payroll expense of $78,558 for the same period.

(G)	Adjustment to remove the deferred tax benefit for the gain on the sale of assets of $558,256.

Note 4- Pro Forma adjustments for the combined balance sheet

(A)	Adjustment to record the purchase price consideration of $1,500,000 in cash.

(B)	Adjustment to remove the items for not purchased as part of the Asset Purchase Agreement.

(C)	Adjustment to accrue for transactions costs incurred as part of the Asset Purchase Agreement.